UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 30, 2016

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 30, 2016, Pennsylvania Real Estate Investment Trust (the “Company”) announced that it had completed the sale of four non-core mall properties: Lycoming Mall in Pennsdale, Pennsylvania, Gadsden Mall in Gadsden, Alabama, New River Valley Mall in Christiansburg, Virginia and Wiregrass Commons Mall in Dothan, Alabama. Since announcing its plan to dispose of its non-core properties in November 2012, the Company has sold 13 lower-productivity malls, as well as several power centers and land parcels, generating approximately $600 million in gross proceeds.

Lycoming Mall was sold for $26.35 million, subject to closing adjustments and pro-rations, including for certain tenant improvement allowances. Gadsden Mall, New River Valley Mall and Wiregrass Commons Mall were sold in a single transaction for an aggregate price of $66.0 million, subject to closing adjustments and pro-rations, including for certain tenant improvement allowances and capital reserves. The Company may be entitled to $3.5 million of additional consideration on the sale of the group of three malls if certain conditions are met in future years. Also, in connection with the sale of the group of three malls, the Company provided seller financing in the amount of $17 million. The seller financing consists of a loan that bears interest at a rate of 6.0%, will mature in ten years, is amortized on a twenty-five year schedule and is secured by a mortgage and security interest with respect to Wiregrass Commons Mall. A portion of the proceeds of the sales, $60.9 million in the aggregate, was used to pay off existing mortgages on Lycoming Mall and New River Valley Mall. The aggregate sale price of the four properties represents a composite capitalization rate of approximately 17.6%.

On February 23, 2016, the Company issued FFO guidance for the year ending December 31, 2016. At that time, the Company estimated that the closing of these transactions would take place at the end of the second quarter of 2016. As a result of the earlier than expected closing of these transactions, the Company is revising its 2016 estimate of FFO per diluted common share by approximately $0.04. Accordingly, the Company now estimates that FFO for the year ending December 31, 2016 will be between $1.79 and $1.87 per diluted common share. Such revised guidance is based on the Company’s current assumptions and expectations about market conditions, and its projections regarding occupancy, retail sales, rental rates, and planned capital spending. The Company’s guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. A reconciliation of estimated FFO per diluted common share to estimated net income per diluted common share for the year ending December 31, 2016 is provided below.

Estimates Per Diluted Common Share	Lower End	Upper End
FFO	$1.79	$1.87
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(1.76)	(1.81)
Net income attributable to PREIT common shareholders	$0.03	$0.06

Forward Looking Statements

This Current Report on Form 8-K, together with other statements and information publicly disseminated by the Company, contain certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect the Company’s current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, the Company’s business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; the Company’s ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; current economic conditions and the state of employment and income growth and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on the Company’s cash flows, and the value and potential impairment of its properties; the Company’s ability to sell properties that it seeks to dispose of or its ability to obtain estimated sale prices; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that the Company might be required to record in connection with any dispositions of assets; risks relating to development and redevelopment activities; the Company’s ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into its portfolio; the Company’s partnerships and joint ventures with third parties to acquire or develop properties; concentration of the Company’s properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; changes to the Company’s corporate management team and any resulting modifications to its business strategies; the effects of online shopping and other uses of technology on the Company’s retail tenants; acts of violence at malls, including the Company’s properties, or at other similar spaces, and the potential effect on traffic and sales; the Company’s substantial debt and the stated value of its preferred shares and its high leverage ratio; constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under the Company’s principal credit agreements; the Company’s ability to refinance its existing indebtedness when it matures, on favorable terms or at all; the Company’s ability to raise capital, including through joint ventures or other partnerships, through sales of properties or interests in properties, through the issuance of equity or equity-related securities if market conditions are favorable, or through other actions; the Company’s short and long-term liquidity position; potential dilution from any capital raising transactions or other equity issuances; and general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by the Company’s forward-looking statements include those discussed in its Annual Report on Form 10-K for the year ended December 31, 2015 in the section entitled “Item 1A. Risk Factors.” The Company does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company.

FFO is a commonly used measure of operating performance and profitability among REITs. FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of the Company’s operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing the Company’s operating performance to that of other non-real estate commercial enterprises. The Company compensates for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as Net Operating Income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to FFO.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 30, 2016	By:	/s/ Robert F. McCadden
Robert F. McCadden
Executive Vice President and Chief Financial Officer